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Exhibit 21.1

Subsidiaries of
NBTY, Inc. (Delaware)

De Tuinen, B.V. (Netherlands)
Health & Diet Centres Limited (United Kingdom)
Health & Diet Food Company Limited (United Kingdom)
Holland & Barrett Retail Limited (United Kingdom)
Le Naturiste J.M.B. Inc. (Canada)
Knox (a fictitious name of NBTY, Inc.)
Met-Rx Nutrition, Inc. (Delaware)
Met-Rx USA, Inc. (Nevada)
Nature Bounty de Mexico S. de R.L. de C.V. (Mexico)
Nature's Bounty, Inc. (New York), d/b/a:
        Arco Pharmaceuticals
        Hudson Co.
Nature's Way Limited (Republic of Ireland)
NBTY Manufacturing, LLC (Delaware), d/b/a:
        D&F Industries
        NBTY Manufacturing Colorado
        NBTY Manufacturing Florida
        NBTY Manufacturing Illinois
        NBTY Manufacturing New Jersey
        NBTY Manufacturing New York
        NBTY Manufacturing West
        Nutro Laboratories
        Omni-Pak Industries
        Raven Industries
NBTY Europe Limited (United Kingdom)
Puritan's Pride, Inc. (New York)
Rexall Sundown, Inc. (Florida)
SISU Inc. (Canada)
Solgar, Inc. (Delaware)
Solgar Holdings, Inc. (Delaware)
The Ester C Company (Arizona)
United States Nutrition, Inc. (Delaware), d/b/a:
        Carb Wise (USA)
        US Nutrition
Vitamin World Limited (United Kingdom)
Vitamin World, Inc. (Delaware)
Worldwide Sport Nutritional Supplements, Inc. (New York)

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  Exhibit 21.1
Subsidiaries of NBTY, Inc. (Delaware)